                                                                    EXHIBIT 3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         The undersigned officer of CABOT CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of CABOT CORPORATION held on November 10, 1995, a vote was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the Annual Meeting of Stockholders. The vote setting forth the proposed amendment is as follows:

                  "VOTED: That the Board of Directors of Cabot Corporation hereby approves and declares advisable the following amendment of the Certificate of Incorporation of Cabot Corporation, and directs that said amendment be considered at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 7, 1996, or any adjournment or postponement thereof:

                  Article FOURTH of the Certificate of Incorporation is hereby amended by striking out the first paragraph thereof, which now reads as follows:

                  'FOURTH:   The total number of shares of common stock which
         this corporation shall have authority to issue is eighty million shares and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to eighty million dollars ($80,000,000).'

         and inserting the following in place thereof:

                  'FOURTH:   The total number of shares of common stock which
         this corporation shall have authority to issue is two hundred million shares and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to two hundred million dollars ($200,000,000).' "

         SECOND: That thereafter, pursuant to a vote of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held on March 7, 1996, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute to adopt said amendment was voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have executed and subscribed this certificate and do affirm the foregoing as true under penalties of perjury this 12th day of March, 1996.



                                                      /s/  Kennett F. Burnes
                                                      _________________________
                                                      Kennett F.Burnes
                                                      President




Attest:



/s/ Charles D. Gerlinger
________________________
Charles D. Gerlinger
Secretary

                                                                   EXHIBIT 3 (a)
                                                                   -------------


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CABOT CORPORATION
                    (Originally incorporated July 14, 1960)

          Pursuant to Section 245, Subchapter VIII, Chapter 1, Title 8

                                     of the

                      General Corporation Law of Delaware

        CABOT CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, by authority of its Board of Directors set forth in a vote duly adopted on October 14, 1983, restates and integrates its Certificate of Incorporation to read in full as herein set forth:

        FIRST:  The name of this corporation is


                               CABOT CORPORATION


        SECOND: Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware 19801.

        THIRD: The nature of the business of this corporation and the objects or purposes to be transacted, promoted and carried on by it are as follows:

        1. To acquire, by merger, consolidation, or otherwise, the businesses now owned and carried on by the following corporations organized and existing under the Laws of the Commonwealth of Massachusetts:

                (a) Godfrey L. Cabot, Inc.

                (b) Cabot Carbon Company

                (c) Cabot Shops, Inc.

                (d) Cabot Gasoline Corporation

together with all their property, rights, privileges, powers and franchises; and to assume in connection therewith all of the debts, liabilities and duties of the said Massachusetts corporations.

        2. To manufacture, produce, compound, refine, buy or otherwise acquire, to sell or otherwise dispose of, and to deal in chemicals of every description, chemical mixtures, medicines, pharmaceutical supplies, chemical and medicinal preparations, drugs (except as forbidden by law), and any other chemical products in the form of raw materials or otherwise, and by-products derived from the manufacture thereof or made therefrom, carbon black, furnace black, dye-stuffs, cements, minerals, superphosphates, soap, fertilizers, paints, varnishes, pigments, polishes, stains, oils, acids, alcohols, coal, coke, coal-tar, coal-tar products and derivatives, peat, peat products, rubber, rubber goods, synthetic rubber, butadiene, and other petrochemicals of every description, and all oher products related to any one or more of the foregoing.

        3. To prospect, explore, drill for, produce and accumulate oil and gas, liquified petroleum gas and natural gasoline; to buy, lease or otherwise acquire, to sell, lease or otherwise dispose of, and to deal in oil, gas, natural gasoline and any and all materials incidental to or necessary for the production of oil, gas, natural gasoline, and all the by-products thereof, and oil and gas rights, privileges and leases of all kinds and descriptions.

        4. To mine, produce, manufacture, refine, handle, buy, or otherwise acquire, and to sell or otherwise dispose of, and to deal in elements, minerals, metals, ores, precious stones and base materials of every nature and products using the same.

        5. To buy, sell, manufacture, fabricate, produce and deal in steel, iron, and other metals, metal products, and all other building materials; to construct, maintain, work or operate, plants, mills, furnaces, factories, engines, boilers, machinery and tools; and to carry on the business of mechanical engineers and dealers in machinery and manufacturers of plants, engines and other machinery, tool makers, brass founders, metal workers, boiler makers, mill-wrights, machinists, iron and steel converters, smiths, builders, carpenters, metallurgists, and electrical, civil, mechanical and water supply engineers.

        6. To conduct research, scientific or technical investigations and experiments, development work and pilot plant work, and training and educational programs, and to seek for and develop inventions, processes, improvements, new or improved products, and uses for products, new or improved manufacturing and operating techniques and methods, and wider scientific, technical, manufacturing and operating knowledge, and to furnish, to this corporation or to others, consulting, engineering, testing, experimental and other services, all as may relate or be incidental to or be useful or advantageous in or in connection with any business, operation or activity in which this corporation is authorized to engage.

        7. To manage and operate, in whole or in part, and to keep the books, accounts and records, in whole or in part, of any other corporation, firm or entity, and to enter into contracts for the performance of such service.

        8. To carry on any manufacturing, selling, management, service, research or other business, operation or activity which is lawful to be carried on by a corporation organized under the General Corporation Law of the State of Delaware as amended, whether or not similar or related or incidental to or useful or advantageous in or in connection with the businesses, operations and activities referred to in the foregoing paragraphs.

        9. To manufacture, produce, purchase, lease or otherwise acquire, to own, operate, and process, to sell, lease or otherwise dispose of, and to deal in all kinds of machines, machinery, plant equipment, tools, materials, merchandise, fixtures, goods and other property of all kinds useful in or in connection with any business or activity in which this corporation is authorized to engage.

        10. To explore, prospect, buy, lease or otherwise acquire, to own, hold and operate, to sell, lease or otherwise dispose of, and to deal in lands, mining claims, water claims, water rights, mineral rights, and any other rights, oil wells, gas wells, oil lands, gas lands and other real property, the rights and interest in and to real property, manufacturing plants, laboratories, pilot plants, oil refineries, gas works and plants, including plants for the production of coke, gasoline, and other by-products, mines, smelters, warehouses, offices and other buildings, structures, building equipment, pipelines, railroads, and real estate improvements, all to the extent permitted by law and as may relate or be incidental to or be useful in or in connection with any business or activity in which this corporation is authorized to engage.

        11. To acquire, hold, use, sell, assign, lease, grant licenses under, or otherwise dispose of, letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business in which this corporation is authorized to engage.

        12. To subscribe for, purchase or otherwise acquire, to hold and own, to sell, assign, transfer or otherwise dispose of, and generally to deal in and with, securities, and while the holder or owner thereof to have and exercise all rights, powers and privileges of ownership, including the right to vote or consent or give proxies or powers of attorney therefor; and to carry on any business, operation or activity through a wholly or partly owned subsidiary.

        13. To acquire by purchase, exchange, merger or consolidation or otherwise all or any part of the property and assets, including the business, good will, rights and franchises, of any corporation, association, trust, firm or individual wherever organized, created or located, and in payment or exchange therefor to pay cash, transfer property and issue securities to the transferor or its security holders and to assume or become liable for any liabilities and obligations; and to hold and operate or in any manner to dispose of all or any part of the property and assets so acquired.

        14. To dispose by sale, exchange, merger or consolidation or otherwise, of all or any part of the property and assets, including the business, good will, rights and franchises, of this corporation, to any corporation, association, trust, firm or individual wherever organized, created or located, for cash or property, including securities, or the assumption of the liabilities and obligations of this corporation, and if desired, and subject to the rights of creditors and preferred stockholders (if any), to distribute such cash, securities or other property to the security holders of this corporation in exchange for or in partial or complete liquidation or redemption of their securities.

        15. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

        16. To have one or more offices and to carry on all or any of operations and businesses in any and all parts of the world.

        17. To borrow money and obtain credit; for money borrowed or for sale or pledge or in order to pay, evidence or secure any liability or obligation, to execute, issue and deliver and sell, pledge or otherwise dispose of bonds, notes, debentures or other evidences of indebtedness, secured or unsecured; to give security for any such bonds, notes, debentures or other evidences of indebtedness or for any purchase price, guaranty, line of credit, covenant, fidelity or performance bond or any other liability or obligation and any premium interest and other sums due thereon or therewith and any covenants or obligations connected therewith; and for the foregoing purposes to mortgage or pledge or execute an indenture of mortgage or deed of trust upon or create a lien upon or other security title or security interest in all or any part of the property and assets, real and personal, of this corporation, then owned or thereafter acquired.

        18. To lend money, credit or security to, and to guarantee or assume any liabilities and obligations of, and to aid in any other manner any corporation, association, trust, firm or individual wherever organized, created or located, any of whose securities are held by this corporation or in whose affairs or prosperity this corporation has a lawful interest, and to do all acts and things designed to protect, improve or enhance the value of such securities or interest.

        19. The directors of this corporation are authorized to make charitable contributions as defined in the United States Internal Revenue Code, as from time to time amended, in such amounts as the directors may determine to be reasonable.

        20. To do any and all acts and things in this Article Third set forth, to the same extent as an individual might or could do, as principal, factor, consignee, agent, contractor or otherwise, and either alone or in conjunction or jointly with any corporation, association, trust, firm or individual; and, in general, to do any and all acts and things and to engage in any and all businesses whatsoever, necessary, suitable, advantageous or proper for or in connection with or incidental to the exercise, transaction, promotion or carrying on of any of the businesses, powers, purposes or objects in this Article Third set forth; excepting in every case all acts, things and businesses forbidden by law.

        21. In this Article Third the word "securities" means, to the extent that the context permits, stocks, shares, bonds, notes, debentures and other evidences of interest in or indebtedness of any corporation, association, trust or firm, and notes and other evidences or indebtedness of any individual, and bonds, notes, debentures and other evidences of indebtedness of any country, state, county, city, town or other governmental body or agency.

        22. In this certificate of incorporation, unless it is otherwise expressly provided, the statements of the businesses, objects and purposes of this corporation shall be construed both as objects and powers, the enumeration of specific powers shall not be held to limit or restrict in any manner the exercise by this corporation of the general powers conferred upon corporations by the laws of the State of Delaware, and no statement of any business, object or purpose shall be deemed to limit or be exclusive of any other stated business, object or purpose, but all are separate and cumulative and all may be transacted, promoted and carried on separately or together and at any time and from time to time.

        FOURTH: The total number of shares of common stock which this corporation shall have authority to issue is eighty million shares and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to Eighty Million Dollars ($80,000,000).

        The total number of shares of preferred stock which this corporation shall have authority to issue is two million shares and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Two Million Dollars ($2,000,000). The Board of Directors may provide for the issuance of such preferred stock in one or more series, each series to have such voting powers, full or limited, or no voting powers, such designations, preferences and relative participating, optional or other special rights, and such qualifications, limitations or retrictions thereof, and to be subject to such terms of redemption, if any, as shall be specified by the Board of Directors and stated and expressed in the vote or votes of the Board of Directors providing for the issue of such preferred stock.

        The holders of the common stock shall be entitled to one vote for each share of common stock registered in their respective names on the books of this corporation.

        The board of directors may from time to time, in connection with any employee stock option or purchase plan, fix limitations and restrictions on the transfer of any or all of the authorized but unissued shares of this corporation made available for such stock option or purchase plan, such restrictions to take effect upon the issue of such shares. No such limitation or restriction shall be valid unless notice thereof is given on the certificate or certificates representing such shares.

        No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issue of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares or securities, either in whole or in part, to the existing stockholders of any class.

        FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

        The board of directors, without the assent of or other action by the stockholders, may from time to time authorize the issue and sale of shares of stock of this corporation now or hereafter authorized, for such consideration and upon such terms as the board of directors may determine, or the board of directors may authorize such consideration and terms to be fixed in whole or in part by any officer or officers of this corporation.

        SIXTH:  This corporation is to have perpetual existence.

        SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        EIGHTH: The following provisions are inserted for the regulation and conduct of the affairs of this corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers elsewhere conferred herein or in the by-laws or conferred by law:

        (a) Except as may be otherwise expressly required by law or by other provisions of this certificate of incorporation or by the by-laws, the board of directors shall have and may exercise, transact, manage, promote and carry on all of the powers, authorities, businesses, objects and purposes of this corporation.

        (b) The directors who are not directors emeritus shall be divided into three classes of approximately equal size. At the annual meeting to be held January 21, 1969, one class shall be elected to a term of three years, another class to a term of two years, and the third class to a term of one year; and at each subsequent annual election the successors to directors whose terms shall expire that year shall each be elected to a term of three years. The directors emeritus, if any, shall be elected or appointed for such terms and shall have such duties not contrary to law as may from time to time be provided for in the by-laws. No director need be a stockholder. The election of directors need not be by ballot unless the by-laws shall so require.

        (c) By-laws may be made, altered, amended or repealed by a vote of the stockholders or a vote of the majority of the directors then in office at any annual, regular, or special stockholders or directors meeting, called for that purpose, the notice of which shall specify the subject matter of the proposed new by-law or the alteration, amendment, or repeal of an existing by-law, or the articles to be affected thereby. Any by-law whether made, altered, amended, or repealed by the stockholders or directors may be repealed, amended, further amended, or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.

        (d) The board of directors may at any time set apart out of any of the funds of this corporation available for dividends a reserve or reserves for any proper purpose and may at any time reduce or abolish any such reserve. Any other proper reserves may also be carried.

        (e) This corporation may purchase, hold, sell and transfer shares of its own capital stock, but shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, subject always to the right of this corporation to reduce its capital or to redeem any preferred or special shares out of capital as permitted by law. Shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

        (f) The board of directors may from time to time authorize and maintain bonus, profit sharing or other types of incentive or compensation plans or pension or retirement plans for the employees (including officers and directors) of this corporation or of its subsidiaries, affiliates or any other corporation, association, trust or firm wherever organized, created or located in whose affairs or prosperity this corporation has any lawful interest and fix the amount of the profits to be distributed or shared and determine the persons to participate in any such plans and the amounts of their respective participation or benefits.

        (g) The board of directors may from time to time determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and papers of this corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of this corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the board of directors.

        (h) The directors of this corporation are likely to be connected with other corporations, partnerships, associations or firms with which from time to time this corporation may have business dealings. No contract or other transaction between this corporation and any other corporation, partnership, association or firm and no act of this corporation shall be affected by the fact that directors of this corporation are pecuniarily or otherwise interested in, or are directors, members, or officers of such other corporation, partnership, association or firm. Any director individually, or any firm of which such director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of this corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the board of directors or a majority thereof. Every contract, act or transaction which at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose, among others, of considering such contract, act or transaction, shall be authorized, approved or ratified by vote of the holders of a majority of the shares of the capital stock of this corporation present in person or represented by proxy at such meeting

    (provided that a quorum of stockholders be there present or represented by proxy) shall be as valid and binding upon this corporation and upon all its stockholders as though such a contract, act or transaction had been expressly authorized, approved and ratified by every stockholder of this corporation.

                (i) No person shall be liable to this corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith as a director, member of a directors' committee or officer of this corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs. Without limitation of the foregoing, any such person shall be deemed to have exercised or used such degree of care and skill if he took or omitted to take such action in reliance in good faith upon advice of counsel for this corporation, or the books of account or other records of this corporation, or reports or information made or furnished to this corporation by any official, accountant, engineer, agent, or employee of this corporation, or by any independent public accountant or auditor, counsel, engineer, appraiser or other expert retained or employed by this corporation and selected with reasonable care by the board of directors, by any such committee or by any authorized officer of this corporation.

        (j) The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of The State of Delaware as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

        TENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        ELEVENTH: The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving this corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        This Restated Certificate of Incorporation restates and integrates the corporation's Certificate of Incorporation as heretofore amended by Certificates of Amendment as filed with the Secretary of State of the State of Delaware on May 7, 1968, January 21, 1969, March 8, 1971, February 21, 1978 and October 8, 1980, and eliminates certain provisions that under the General Corporation Law of Delaware are no longer required to be included in the Certificate of Incorporation. Except for such provisions so eliminated, this Restated Certificate of Incorporation does not further amend the corporation's Certificate of Incorporation as heretofore amended and no discrepancy exists between those provisions and the provisions of this Restated Certificate of Incorporation.

        IN WITNESS WHEREOF, CABOT CORPORATION has caused this Restated Certificate of Incorporation to be duly executed this 14th day of October, 1983 by Robert A. Charpie, its President, and attested by Walter F. Greeley, its Secretary.

                                                CABOT CORPORATION


                                                By: /S/ ROBERT A. CHARPIE
                                                   ----------------------------
ATTEST:                                            Robert A. Charpie, President


By /S/ WALTER F. GREELEY
   -----------------------------
   Walter F. Greeley, Secretary

                            CERTIFICATE OF SECRETARY

        The undersigned, Waiter F. Greeley, hereby certifies that he is the duly elected, Qualified and acting Secretary of CABOT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, and that the foregoing 16 numbered pages are a true, correct and complete copy of the Restated Certificate of Incorporation of said Corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and impressed the corporate seal of CABOT CORPORATION on this 14th day of October, 1983.




/S/ WALTER F. GREELEY
--------------------------
                 Secretary                               [ Corporate Seal ]

                                                               Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       OF
                                       --

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------


       CABOT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation, by unanimous written consent and agreement in lieu of a formal meeting, dated as of November 21, 1984, adopted a vote setting forth the proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and recommending the adoption of said amendment by vote of the stockholders of the Corporation at its Annual Meeting of Stockholders called for February 8, 1985. The vote setting forth the proposed amendment is as follows:

VOTED: That the Restated Certificate of Incorporation of this Corporation be amended, subject to stockholder approval, as follows:

1. by renumbering the present Articles "TENTH" and "ELEVENTH" as "ELEVENTH" and "TWELFTH".

2. by adding the following language at the end of newly numbered Article
   ELEVENTH:

       "Notwithstanding any provision of law, this restated certificate of incorporation or the by-laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this restated certificate of incorporation or the by-laws of this corporation), and in addition to any affirmative vote of the holders of any class of preferred stock of this corporation outstanding or any other class of capital stock of this corporation or any series of any of the foregoing then outstanding which is required by law or by or pursuant to this restated certificate of incorporation, the affirmative vote of the holders of 66-2/3 percent or more of the voting power of the shares of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal paragraph (a), (b) or (c) of Article EIGHTH or Article TENTH of this restated certificate of incorporation or to adopt any provision inconsistent therewith."

3. by adding a new Article TENTH as follows:

      "TENTH: 1. Vote Required for Certain Business Combinations.

          In addition to any affirmative vote required by law or this restated certificate of incorporation, and except as otherwise expressly provided in section 2 of this Article TENTH:

             (a) Any merger or consolidation of this corporation or any subsidiary (as hereinafter defined) with (1) any interested stockholder (as hereinafter defined) or (2) any other corporation or other person (whether or not itself an interested stockholder) which is, or after such merger or consolidation would be, an affiliate (as hereinafter defined) of an interested stockholder; or

             (b) Any plan of exchange for all outstanding shares of this corporation or any subsidiary or for any class of shares of either with (1) any interested stockholder or (2) any other corporation or other person (whether or not itself an interested stockholder) which is, or after such plan of exchange would be, an affiliate of an interested stockholder; or

          (c) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested stockholder or any affiliate of any interested stockholder of any assets of this corporation or any subsidiary having an aggregate fair market value (as hereinafter defined) of $20,000,000 or more; or

          (d) The issuance or transfer by this corporation or any subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any subsidiary to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $20,000,000 or more; or

          (e) The adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; or

          (f) Any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or securities convertible into stock of this corporation or any subsidiary which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder;

shall require the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors (the "voting stock"), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this restated certificate of incorporation or any vote or votes adopted pursuant to Article THIRD of this restated certificate of incorporation or in any agreement with any national securities exchange or otherwise.

        2. When Higher Vote is not Required. The provisions of this Article TENTH shall not be applicable to any particular business combination (as hereinafter defined), and such business combination shall require only such affirmative vote as is required by law, any other provision of this restated certificate of incorporation, any preferred stock designation or any agreement with any national securities exchange, if, all of the conditions specified in either of the following paragraphs (a) and (b) are met:

        (a) Approval by Continuing Directors. The business combination shall have been approved by a majority of the continuing directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one continuing director; or

        (b) Price and Procedure Requirements. All of the following conditions shall have been met:

           (1) The aggregate amount of the cash and the fair market value as of the date of the consummation of the business combination of any consideration other than cash to be received per share by holders of common stock (as hereinafter defined) in such business combination shall be at least equal to the highest of the following:

   (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the business combination (the "announcement date") or (ii) in the transaction in which it became an interested stockholder, whichever is higher; or

   (B) the fair market value per share of common stock on the announcement date or on the date on which the interested stockholder became an interested stockholder (such latter date is referred to in this Article TENTH as the "determination date"), whichever is higher; or

   (C) (if applicable) the price per share equal to the fair market value per share of common stock determined pursuant to paragraph (b)(1)(B) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of common stock acquired by it within the two-year period immediately prior to the announcement date to (ii) the fair market value per share of common stock on the first day in such two-year period upon which the interested stockholder acquired any shares of common stock; and

       (2) The consideration to be received by holders of a particular class or series of outstanding voting stock (including common stock) shall be in cash or in the same form as the interested stockholder has previously paid for shares of such class. If the interested stockholder has paid for shares of voting stock with varying forms of consideration, the form of consideration to be received by holders of such class or series of voting stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of voting stock previously acquired by it; and

       (3) After such interested stockholder has become an interested stockholder and prior to the consummation of such business combination:

              (A) except as approved by a majority of the continuing directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock;

              (B) there shall have been (i) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the continuing directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the continuing directors; and

              (C) such interested stockholder shall not have become the beneficial owner of any additional shares of voting stock except as part of the transaction in which it became an interested stockholder; and

       (4) After such interested stockholder has become an interested stockholder, such interested stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such business combination or otherwise; and

       (5) A proxy or information statement describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations thereunder (or any subsequent provisions replacing such 1934 Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such business combination (whether or not such proxy or information statement is required to be mailed pursuant to the 1934 Act or subsequent provisions).

3. Certain Definitions. For the purposes of this Article TENTH:

       (a) "affiliate" or "associate" has the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on February 8, 1985.

       (b) "board" means the board of directors of this corporation.

       (c) A person is a "beneficial owner" of any voting stock:

         (1) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; or

         (2) which such person or any of its affiliates or associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

        (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting stock.

       (d) The term "business combination" means any transaction which is referred to in any one or more of paragraphs (a) through
(f) of Section 1.

       (e) "common stock" means the common capital stock of this corporation.

       (f) "continuing director" means any member of the board who is unaffiliated with and not a nominee of the interested stockholder and was a member of the board prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director who is unaffiliated with, and not a nominee of the interested stockholder and who is recommended to succeed a continuing director by a majority of continuing directors then on the board.

        (g) "fair market value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the

National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the continuing directors in good faith; and (2) in the case of stock that is not traded on any United States registered securities exchange nor in any over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the continuing directors in good faith.

       (h) "interested stockholder" means any person (other than this corporation or any subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then outstanding voting stock; or

          (2) is an affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding voting stock; or

          (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          For the purpose of determining whether a person is an interested stockholder pursuant to this paragraph (h) of this
   Section 3, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this section 3 but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (i) A "person" means any individual, firm, corporation, group (as such term is used in Rule 13d of the General Rules and Regulations under the 1934 Act as in effect on February 8, 1985) or other entity.

          (j) "subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of interested stockholder set forth in paragraph (h) of this section 3, the term "subsidiary" means only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

       4. Powers of the Board. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article TENTH, including without limitation, (a) whether a person is an interested stockholder; (b) the number of shares of voting stock beneficially owned by any person; (c) whether a person is an affiliate or associate of another person; (d) whether the requirements of section 2.(b) of this Article TENTH have been met with respect to any proposed business combination, and (e) whether the assets which are the subject of any business combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any subsidiary in any business combination has, an aggregate fair market value of $20,000,000 or more. Any such determination made in good faith shall be binding and conclusive for all purposes of this Article TENTH.

          5. No Effect on Fiduciary Obligations of Interested
   Stockholders. Nothing contained in this Article TENTH shall be construed to relieve any interested stockholder from any fiduciary obligation imposed by law."

       SECOND: That thereafter, pursuant to vote of its Board of Directors, the Annual Meeting of Stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD: That said amendments were duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

       IN WITNESS WHEREOF, said CABOT CORPORATION has caused this certificate to be signed by Robert A. Charpie, its President, and attested by Henley R. Webb, its Assistant Secretary this 11th day of February, 1985.

ATTEST:                                CABOT CORPORATION

/s/ Henley R. Webb                     By /s/ Robert A. Charpie
----------------------                    ----------------------
Assistant Secretary                       President

                                                               EXHIBIT 3(a)

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                               CABOT CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

        We, Robert A. Charpie, President, and Walter F. Greeley, Secretary, of Cabot Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on November 14, 1986, adopted the following resolution creating a series of 800,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

        VOTED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 800,000.

        Section 2. DIVIDENDS AND DISTRIBUTIONS.

        (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the eleventh day of January, March, June and September in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the common stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 14, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25 per share on the Series A

Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

        Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein, by the Restated Certificate of Incorporation, as amended, or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

        (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of one-third in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of

Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

        (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

        (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease,
(y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

        (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4. CERTAIN RESTRICTIONS.
                   --------------------

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                               (i) declare or pay dividends on, make any other
              distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                               (ii) declare or pay dividends on or make any
              other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                               (iii) redeem or purchase or otherwise acquire
              for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                               (iv) purchase or otherwise acquire for
              consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred
Stock shall have received $225 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

        (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

        Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. REDEMPTION. The outstanding shares of Series A Junior Participating Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

        Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Section 10. AMENDMENT. The Restated Certificate of Incorporation, as amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

        Section 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 2nd day
of December   , 1986.

                                     /s/ Robert A. Charpie
                                     ----------------------
                                     President

Attest:

/s/ Walter F. Greeley
----------------------
Secretary

                                                               Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       OF
                                       --

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

     CABOT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, at a meeting duly held on November 14, 1986, adopted votes setting forth proposed amendments to the Restated Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and recommending the adoption of said amendments by vote of the stockholders of the Corporation at its Annual Meeting of Stockholders called for February 13, 1987. The votes setting forth the proposed amendments are as follows:

     VOTED: That it is advisable for this Corporation to amend its Restated Certificate of Incorporation by the proposed amendments described below and that this board recommends the adoption of such proposed amendments by vote of the Corporation at its Annual Meeting of Stockholders called for February 13, 1987:

a. To delete paragraph (i) of Article EIGHTH and insert in its place the new paragraph (i) of Article EIGHTH as follows:

   (i)(1) No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of this liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation for acts or omissions prior to such repeal or modification.

       (2) No officer or employee of this corporation shall be liable to this corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith as an officer or employee of this corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs.

       (3) For purposes of determining compliance with this paragraph
   (i) , any director, officer or employee of this corporation shall be deemed to have taken actions or omitted to take actions in good faith if the action taken or omitted to be taken by him or her was taken or omitted in reliance in good faith upon the advice of counsel for this corporation, or the books of account or other records of this corporation, or reports or information made or furnished to this corporation by any official, accountant, engineer, agent, or employee of this corporation, or by any independent public accountant or auditor, counsel, engineer, appraiser, investment banker or other expert retained or employed by this corporation, by the directors, by any committee of the board of directors of this corporation or by any authorized officer of this corporation.

b. To delete paragraph (j) of Article EIGHTH and insert in its place a new paragraph (j) of Article EIGHTH as follows:

   (j) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or is or was serving as a fiduciary of any employee benefit plan, fund or program sponsored by the corporation or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of The State of Delaware as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      VOTED That it is advisable for this Corporation to amend its Restated Certificate of Incorporation by the proposed amendments described below and that this board recommends the adoption of such proposed amendments by vote of the Corporation at its Annual Meeting of Stockholders called for February 13, 1987:

a. To delete paragraph (c) of Article EIGHTH and insert in its place the new paragraph (c) of Article EIGHTH as follows:

   (c) By-laws may be made, altered, amended or repealed by (i) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors voting together as a single class or (ii) a vote of the majority of the directors then in office at any annual, regular, or special stockholders or directors meeting, called for that purpose, the notice of which shall specify the subject matter of the proposed new by-law or the alteration, amendment, or repeal of an existing by-law, or the articles to be affected thereby. Any by-law whether made, altered, amended, or repealed by the stockholders or directors may be repealed, amended, further amended, or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.

b. To add a new paragraph (k) to Article EIGHTH of the Restated
   Certificate of Incorporation as follows:

   (k) Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of the stockholders of the corporation and may not be taken by any consent in writing by such stockholders.

c. To delete the last paragraph of Article ELEVENTH commencing with the word "Notwithstanding" and insert the following in its place:

   Notwithstanding any provision of law, this restated certificate of incorporation or the by-laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this restated certificate of incorporation or the by-laws of this corporation), and in addition to any affirmative vote of the holders of any class of preferred stock of this corporation outstanding or any other class of capital stock of this corporation or any series of any of the foregoing then outstanding which is required by law or by or pursuant to this restated certificate of incorporation, the affirmative vote of the holders of seventy--five percent (75%) or more of the voting power of the shares of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal paragraph (a),
   (b), (c) or (k) of Article EIGHTH, Article TENTH or this Article ELEVENTH of this restated certificate of incorporation or to adopt any provision inconsistent therewith.

     SECOND: That thereafter, pursuant to vote of its Board of Directors, the Annual Meeting of Stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, said CABOT CORPORATION has caused this certificate to be signed by Robert A. Charpie, its Chairman, and attested by Charles D. Gerlinger, its Assistant Secretary this 13th day of
February, 1987.

ATTEST:                                         CABOT CORPORATION


/s/ Charles D. Gerlinger                     By /s/ Robert A. Charpie
------------------------                        ----------------------
Assistant Secretary                             Chairman

                                                            EXHIBIT 3(a)
                CERTIFICATE OF DESIGNATIONS

         SERIES B ESOP CONVERTIBLE PREFERRED STOCK

                           of

                     CABOT CORPORATION

          Pursuant to Section 151 of the General
         Corporation Law of the State of Delaware
         ----------------------------------------


          I, Samuel W. Bodman, Chairman of the Board of the Cabot Corporation ("Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Company, as amended, the Board of Directors authorized the series of Preferred Stock hereinafter provided for and established the voting powers thereof and authorized an Executive Committee of the Board of Directors to adopt, and said Committee has adopted, the following resolution creating a series of 200,000 shares of Preferred Stock, $1.00 par value, designated as Series B ESOP Convertible Preferred Stock:

          VOTED: That, pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Restated Certificate of Incorporation, as amended, and pursuant to the authority vested in the

Executive Committee by the Board of Directors a series of Preferred Stock of the Company be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

                Section 1. Designation and Amount; Special Purpose
                -------    ---------------------------------------
Restricted Transfer Issue.
-------------------------

          (A) The shares of this series of Preferred Stock shall be designated as Series B ESOP Convertible Preferred
Stock ("Series B Preferred Stock") and the number of shares constituting such series shall be 200,000.

          (B) Shares of Series B Preferred Stock shall be issued only to a trustee or trustees (or to any successor trustee or trustees) acting on behalf of one or more employee stock ownership plans or other employee benefit plans of the Company (the "Trustee"). Certificates representing shares of Series B Preferred Stock shall be legended to reflect any restrictions on transfer imposed on such shares at the time of issuance. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company or by the holder upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

             Section 2.   Dividends and Distributions.
             -------      ---------------------------

             (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $ 77.50 per share per annum, and no more, payable quarterly, in arrears, one-quarter on the last business day of each calendar quarter (each a "Dividend Payment Date") commencing on December 30, 1988, to holders of record at the start of business on such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not declared and whether or not the Company shall have earnings or surplus out of which such dividends could be paid at the time, and Preferred Dividends accrued on the shares of Series B Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first became payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

          (B) So long as any Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock like dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series B Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock ending on such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been declared and paid or declared and set aside for payment; PROVIDED, HOWEVER, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred Stock, (ii) the purchase of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock, or (iii) any payment made in respect of the purchase or redemption of the Rights, as defined in paragraph (F) of Section 5 hereof, or any rights similar thereto.

               SECTION 3.    VOTING RIGHTS. The holders of
 shares of Series B Preferred Stock shall have the following voting rights:

          (A) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Company, voting together with the holders of Common Stock (and holders of any other class or series of stock which may similarly be entitled to vote with the shares of Common Stock) as one class. Each share of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded down to the nearest vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.

          (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and holders of any other class or series of stock which may similarly be entitled to vote with the shares of Common Stock) for the taking of any corporate action. Any increase or decrease in the authorized class of Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series B Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware.

          Section 4.     Liquidation, Dissolution or Winding Up.
                         ---------------------------------------

          (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of $1,000 per share, plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the

Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

          (B) Neither the merger or consolidation of the Company with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Company, nor the sale, transfer or lease of all or any portion of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

          (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series

B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock.

          Section 5.    Conversion into Common Stock.
          -------       ----------------------------

          (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to
Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of $1,000 to the amount which initially shall be $ 45.73 and which shall be adjusted as hereinafter provided (such amount, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to 21.8675 shares of Common Stock for each share of Series B Preferred Stock so converted but that is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

          (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Company or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion, on any day which is a business day in the city of Boston, Massachusetts. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued and for any shares of Series B Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of said certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

           (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Company shall, as promptly as practicable after such surrender, issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

          (D) A conversion of shares of Series B Preferred
Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the close of business on the day on which the Company receives written notice of conversion pursuant to paragraph (B) of this Section 5. On and after the effective day of conversion, the shares of Series B Preferred so converted shall no longer be deemed to be outstanding for any purpose, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares, unless such declared dividends have been set aside for payment prior to the effective date of conversion of such shares, which dividends shall be paid on the effective date of conversion.

          (E) The Company shall not be obligated to deliver to holders of Series B Preferred Stock any fractional shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law. Such cash payment shall be in an amount equal to such fraction multiplied by the Fair Market Value per share of the Common Stock (as defined in Section 9 hereof) at the close of business on the day of conversion.

          (F) Prior to the Distribution Date (as defined in Section 3(a) of the Rights Agreement (defined below), if the Company shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this Section 5, the Company shall issue together with each such share of Common Stock one right (a "Right", and collectively the "Rights") to purchase Series A Junior Participating Preferred Stock of the Company (or
other securities in lieu thereof) pursuant to the Rights
Agreement dated as of November 14, 1986, and amended and restated as of August 12, 1988, between the Company and The
First National Bank of Boston, as Rights Agent, as such agreement may from time to time be amended (the "Rights Agreement"), or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor.

          (G) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock which are at the time applicable) as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

         Section 6.    Redemption At the Option of the Company.
         -------       ---------------------------------------

         (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after November 18, 1991, or on or before November 18, 1991 if permitted by paragraph (C) or (D) of this Section 6, at the following redemption prices per share (or, if pursuant to paragraph (C) of this Section 6, at the redemption price set forth therein):

           DURING THE TWELVE-
           MONTH PERIOD                 PRICE PER
           BEGINNING NOVEMBER 19        SHARE
           ---------------------        ---------

                1988 ..........         $1077.50
                1989 ..........         $1069.75
                1990 ..........         $1062.00
                1991 ..........         $1054.25
                1992 ..........         $1046.50
                1993 ..........         $1038.75
                1994 ..........         $1031.00
                1995 ..........         $1023.25
                1996 ..........         $1015.50
                1997 ..........         $1007.75

 and thereafter at $1,000 per share, plus, in each case, an amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption.

Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the close of business on the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price, provided that shares of Series B Preferred Stock may be converted pursuant to Section 5 hereof at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 or 8 hereof. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot or by any other manner deemed equitable, as may be determined by the Board of Directors of the Company.

          (B) Unless otherwise required by law, notice of redemption with respect to a redemption under this Section 6 (but not Section 7 or 8) will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.

Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price;
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificates for any shares called for redemption pursuant to the provisions of this
Section 6 or the provisions of Sections 7 or 8 hereof, which shares have not previously been converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the applicable redemption price set forth in this Section 6 or in Sections 7 or 8 hereof.

          (C) In the event (i) of a change in the federal tax law of the United States of America which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series B Preferred Stock are initially issued,
(ii) that shares of Series B Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, or (iii) that the Company, in good faith after consultation with counsel to the Company, determines that the voting provisions contained herein are not in compliance with Rule 19c-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem such shares at a redemption price equal to the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof (including the amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption, as provided by Section 4 hereof).

          (D) Notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company may, in its sole discretion, elect to redeem any or all of the shares of

Series B Preferred Stock at any time on or prior to November 18, 1991 on the terms and conditions set forth in paragraphs
(A) and (B) of this Section 6, if the last reported sales price, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in over-the-counter market as reported by NASDAQ, for at least twenty
(20) trading days within a period of thirty (30) consecutive trading days ending within five (5) days of the notice of redemption, equals or exceeds one hundred forty percent (140%) of the Conversion Price (giving effect equitably in making such calculation to any adjustments required by
Section 9 hereof).

            (E) The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock (or fractional shares thereof), or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph G of Section 9 hereof, provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption), except that any payment required to be made under paragraph (C) of Section 8 shall be made in cash.

          Section 7.    Other Redemption Rights.
          -------       -----------------------

          (A) Shares of Series B Preferred Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of Common Stock (or fractional shares thereof), or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof, provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption), at the redemption prices per share set forth in paragraph (B) of this Section 7, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, when and to the extent necessary (i) for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Cabot Corporation Employee Stock Ownership Plan and Trust Agreement, dated as of November 16, 1988, as the same may be amended or any successor plan (the "Plan"), or (ii) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) (a) on the $75,000,000 aggregate principal amount of ESOP Notes Due December 31, 2013 of the trust under the Plan (but only if to remedy or prevent a default under such ESOP Notes or related loan documentation, in each case as amended), or (b) on any other indebtedness incurred by the holder for the benefit of the Plan (but only if to remedy or prevent a default thereunder).

          (B) For the purposes of clause (i) of paragraph (A) of this Section 7, the redemption price of a share of Series B Preferred Stock shall be an amount equal to the Fair Market Value (as defined in paragraph G of Section 9 hereof) of such share of Series B Preferred Stock. For the purposes of clause
(ii) of paragraph (A) of this Section 7, the redemption price of a share of Series B Preferred Stock shall be equal to the amount payable in respect of such share upon liquidation of the Company pursuant to Section 4 hereof (including the amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption as provided by Section 4 hereof).

        Section 8.   Consolidation, Merger, etc.
        -------      --------------------------

        (A) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of
Section 409(e) of the Internal Revenue Code of 1986, as amended, and Section 407(c)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustments provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series B Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

         (B) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph
(A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, each outstanding share of Series B Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted at such time and each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such share of Series B

Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

          (C) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (B) of this
Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in lieu of what would otherwise be the result under paragraph (B) of this Section 8 (and in redemption and retirement of such share of Series B Preferred

Stock, but without any premium), a cash payment equal to the amount payable in respect of such share of Series B Preferred Stock upon liquidation of the Company pursuant to Section 4 hereof, (including an amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption as provided by Section 4 hereof). No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

          Section 9.    Anti-dilution Adjustments.
          -------       -------------------------

          (A) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock, to the extent that such dividend or distribution consists of shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the

Company (excluding a recapitalization effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

          (B) In the event that the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, rights or warrants to purchase shares of Common Stock (but not including as such rights or warrants the Rights (as defined in Section 5 hereof) or any securities convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value

(as hereinafter defined) of a share of Common Stock on the date of issuance of such rights or warrants, to the extent that such dividend or distribution consists of such rights or warrants, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon the exercise in full of all such rights and warrants.

         (C) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof applies) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock where the aggregate amount paid in the Extraordinary Distribution or the aggregate premium paid in the Pro Rata Repurchase over the Fair Market Value of the shares of Common Stock repurchased (as determined on the expiration date (including all extensions thereof) of the applicable tender offer or exchange offer), either alone or when combined with aggregate amounts or premiums paid in respect of any other Extraordinary Distributions or Pro Rata Repurchases effected within the preceding twelve-month period (which other Extraordinary Distributions or Pro Rata Repurchases have not been previously taken into account for the purpose of adjusting the Conversion Price pursuant to this paragraph (C) of Section 9) exceeds twelve and one-half percent (12 - 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date in respect of such Extraordinary Distribution or on the expiration date (including all extensions thereof) of the applicable tender offer or exchange offer in respect of such Pro Rata Repurchase, as the case may be, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the expiration date (including all extensions thereof) of the applicable tender offer or exchange offer with respect to a Pro Rata Repurchase minus
(ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by (B) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the expiration date (including all extensions thereof) of the applicable tender offer or exchange offer. The Company shall send each holder of Series B Preferred Stock (i) notice of its intent to make any Extraordinary Distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such Extraordinary Distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

          (D) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange of fifty percent (50%) or less of the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Company.

          (E) Notwithstanding any other provisions of this
Section 9, the Company shall not be required to make immediately any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the earlier of (i) three years after the event which gives rise to such adjustment and (ii) the time of the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

          (F) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security convertible into or exchangeable for capital stock of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this
Section 9, the Board of Directors of the Company may consider, but shall be under no legal obligation to consider, whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. Without limiting the foregoing, the Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company or other event shall not be taxable to holders of the Common Stock.

          (G) For purposes of this Resolution, the following definitions shall apply:

          "Extraordinary Distribution" shall mean any dividend or other distribution (i) of cash, including for this purpose regular quarterly cash dividends declared and paid by the Company, and (ii) of any shares of capital stock of the Company (other than shares of Common Stock referred to in clause (i) of paragraph (A) of this Section 9), other securities of the Company (other than rights or warrants of the type referred to in paragraph (B) of this Section 9), evidence of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company), or any combination thereof, each as valued at Fair Market Value.

          "Fair Market Value" shall mean (a) as to cash, the amount of cash, and (b) as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five
(5) consecutive trading days, selected by the Board of Directors of the Company or a committee thereof, during the 20 trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

          "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, pursuant to any tender offer or exchange offer subject to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law.

          (H) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock if there be one, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series B Preferred Stock.

          Section 10.   Ranking; Retirement of Shares.
          -------       -----------------------------

          (A) The Series B Preferred Stock shall rank senior to the Series A Junior Participating Preferred Stock and the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Company, and, unless otherwise provided in the Restated Certificate of Incorporation of the Company, as amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, $1.00 par value, of the Company, the Series B Preferred Stock shall rank junior to all other series of the Company's Preferred Stock, $1.00 par value, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

        (B) Any shares of Series B Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, $1.00 par value, of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

          Section 11.    Miscellaneous.
          ----------     -------------

          (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Company, to its office at 950 Winter Street, Waltham, Massachusetts 02254 or to the transfer agent for the Series B Preferred Stock, or other agent of the Company designated as permitted by this Resolution, or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

          (B) The term "Common Stock" as used in this Resolution means the Company's Common Stock of $1.00 par value, as the same exists at the date of filing of a Certificate of Designations relating to Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9 of this Resolution, the holder of any share of Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections

1 through 8 and 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

           (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

          (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

          (E) Unless otherwise provided in the Restated Certificate of Incorporation, as amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividends or distributions shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the

Series B Preferred Stock and such other stock bear to each other.

          (F) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

          IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 17th day of November, 1988.


                                /s/ Samuel W. Bodman
                                ----------------------
                                Samuel W. Bodman
                                Chairman of the Board

ATTEST:

/s/ Charles Gerlinger
------------------------
Charles Gerlinger
Secretary

                                                                 EXHIBIT 3(a)

              AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND
                    RIGHTS OF SERIES A JUNIOR PARTICIPATING
                      PREFERRED STOCK OF CABOT CORPORATION

                            (Pursuant to Section 151
            of the General Corporation Law of the State of Delaware)

                  We, Kennett F. Burnes, President, and Charles D. Gerlinger, Secretary of Cabot Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY as follows:

                  That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, said Board of Directors on November 10, 1995, voted to create a series of 1,000,000 shares of Preferred Stock designated as Series A Junior Participating Preferred
Stock:

                  VOTED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors hereby approves and adopts an amendment to the Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock of Cabot Corporation, which Certificate is hereby amended in its entirety, and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Corporation's Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

                  Section 1. Designation and Amount. There shall be a series of Preferred Stock, par value $1.00 per share, of the Corporation which shall be designated as "Series A Junior Participating Preferred Stock," par value $1.00 per share, and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A

Junior Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $18.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 24, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $18.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) So long as any shares of the Series A Junior Participating Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Junior Participating Preferred Stock shall have been declared.

                  (D) The holders of the shares of the Series A Junior Participating Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

                  (E) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to at least six (6) full quarterly dividends (whether or not declared and whether or not consecutive) thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to at least six (6) full quarterly dividends (whether or not declared and whether or not consecutive) thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                           (ii) During any default period, such voting right of
the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of one-third (1/3) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                           (iii) Unless the holders of Preferred Stock shall,
during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the President of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                           (iv)  In any default period, the holders of Common
Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (v)   Immediately upon the expiration of a default
period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i)   Declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                           (ii)  Declare or pay dividends on or make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) Redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                           (iv)  Purchase or otherwise acquire for consideration
any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Junior Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the amount of $18.00, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

                  Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                  Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                  Section 11. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders

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
of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                  Section 12. Effective Date. This Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Cabot Corporation shall be effective at 5:00 P.M., Eastern Standard Time, on November 24, 1995.

                  IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this 10th day of November, 1995.

                                                     By:/s/ Kennett F. Burnes
                                                        ------------------------
                                                        Kennett F. Burnes
                                                        President

Attest:

/s/ Charles D. Gerlinger
--------------------------

Charles D. Gerlinger
Secretary

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